Exhibit 99.1
MEDIA RELEASE
1 September 2009
HeartWare International, Inc.
Temporary Suspension of Trading
Framingham, MA and Sydney, Australia, September 1, 2009 - HeartWare International, Inc. (NASDAQ: HTWR) (ASX: HIN) today confirmed that trading of its CHESS Depositary Interests (“CDI’s”) on the Australian Securities Exchange (“ASX”) was temporarily suspended for the reasons stated below. In consequence, trading of the Company’s common stock on NASDAQ is also temporarily suspended. Based on discussions with representatives of NASDAQ and the ASX, the Company believes that trading will recommence on both the ASX and NASDAQ exchanges tomorrow (September 2, 2009).
On August 14, 2009, the Company filed its Quarterly Report on Form 10-Q for the 3 and 6 month period ended June 30, 2009 (“Quarterly Report”) with both the ASX and the Securities and Exchange Commission. The Quarterly Report is prepared under U.S. generally accepted accounting principles and otherwise in compliance with the requirements of the Securities Exchange Act of 1934, as amended.
As permitted by ASX Listing Rules, the Company is entitled to file its Quarterly Report with the ASX for the purposes of satisfying Australian financial reporting requirements. However, it is a technical requirement of the ASX Listing Rules now that HeartWare is headquartered in the United States that, in addition to the Company’s US reporting obligations, the Company’s independent public accountant, Grant Thornton, must provide a brief review to Australian stockholders. In filings its Quarterly Report with the ASX, this supplemental review was omitted from our filing with ASX and, in consequence, the Company’s securities on the ASX have been temporarily suspended pending filing of the relevant document (with NASDAQ trading being automatically suspended in consequence). Grant Thornton’s review will be completed and filed with ASX today with trading expected to resume tomorrow (September 2, 2009).
Filing of this supplemental review does not impact or otherwise affect the Company’s results, operations or disclosures as set out in the Quarterly Report. The Company believes that the Quarterly Report fully complies with the requirements of the Securities Exchange Act of 1934, as amended and, in accordance with generally accepted accounting practice, that it fairly presents, in all material respects, the financial condition and results of operations of the Company as at the relevant dates.

About HeartWare International — HeartWare International develops and manufactures miniaturized implantable heart pumps, or left ventricular assist devices, to treat Class IIIb and Class IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD™pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare® Ventricular Assist System in the European Union. The device is currently the subject of a 150-patient clinical trial in the United States for a
Bridge-to-Transplant indication.
HeartWare International, Inc. is a member of the Russell 2000(R) and its securities are publicly traded on The NASDAQ Stock Market.

For further information:
www.heartware.com	US Investor Relations
Howard Leibman	Matt Clawson
HeartWare International	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 402 440 644	Tel. +1 949 474 4300
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made.
We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.